Exhibit 99.1

Power REIT Provides Quarterly Update

Old Bethpage, New York, May 10, 2022 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”), with a focused “Triple Bottom Line” strategy and a commitment to people, planet, and profit, today announced that it is has filed its quarterly report for the three months ended March 31, 2022 on Form 10Q with the SEC. The information provided below is an update that includes highlights from its quarterly report and current business activities.

FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2022	2021

Revenue	$1,985,516	$1,820,927

Net Income Attributable to Common Shareholders	$997,880	$1,108,128
Net Income per Common Share (basic)	0.25	0.34

Core FFO Available to Common Shareholders	$1,348,533	$1,274,939
Core FFO per Common Share	0.40	0.46

Growth Rates:
Revenue	9%
Net Income Attributable to Common Shareholders	-10%
Net Income per Common Share (basic)	-27%
Core FFO Available to Common Shareholders	6%
Core FFO per Common Share	-13%

Commenting on the results and Q1-2021 achievements, David Lesser, Chief Executive Officer stated, “As our investment platform continues to evolve, we remain focused on sustainable farming solutions by investing in Controlled Environment Agriculture properties in the form of greenhouses. Our legacy is in other sustainable real estate assets and we continue to embrace that ethos. The price for wholesale cannabis has compressed dramatically over the past several quarters, which has had a significant impact on our cannabis tenants. As we work through these headwinds, we are proactively backfilling space and are in active negotiations with replacement tenants. We have also now diversified to add a greenhouse focused on the cultivation of tomatoes.”

Mr. Lesser continued, “We remain optimistic that our investments in greenhouse properties provide a sustainable platform for indoor farming of food as well as cannabis. Greenhouses are more cost efficient to build and more energy efficient to operate than warehouse style indoor cultivation facilities. We are also encouraged that the tenant at our Michigan greenhouse commenced hemp cultivation having received a license from the Michigan Department of Agriculture and Rural Development that governs such activity. This will help our tenant gain valuable experience growing a strain of cannabis plant and we believe it may also support our belief that the greenhouse carries an agricultural property designation while growing cannabis.”

●	During the first quarter of 2022, the Trust reported Core FFO of $0.40 per share (as adjusted), compared to Core FFO per share of $0.46 for the comparable period in 2021. Excluding one-time items and other adjustments Core FFO would have been $0.46 per share for the period ended, March 31, 2022, compared to $0.46 per share for the period ended March 31, 2021. These results reflect the following one-time adjustments:

○	Core FFO for the period ended March 31, 2022 would have been $0.46 per share excluding two, one-time adjustments that in total reduced FFO by $0.06 per share related to eliminating straight-line rent for two tenants based on concerns about rent collectability at two properties located in Huerfano County, Colorado.

○	Core FFO for the period ended March 31, 2022 of $0.40 per share compares to $0.35 per share for the quarter ended December 31, 2021.

As previously disclosed, the Trust has stopped including revenue from our property located in Michigan due to uncertainty around cannabis licensing that is the subject of a previously announced litigation related to the designation of the property as an agricultural use while growing cannabis. Had the straight-line rent for the Michigan property been included in the first quarter 2022 calculation, the incremental FFO would increase by approximately $0.38 per share per quarter. Effective April 27, 2022, our tenant received a license for the cultivation of Hemp and has commenced growing operations.

ACQUISITION ACTIVITY

On March 31, 2022, Power REIT, through a newly formed wholly owned subsidiary, PW MillPro NE LLC, (“PW MillPro”), acquired its largest greenhouse property to date for $9.35 million in O’Neill, Nebraska. The greenhouse is a 1,121,513 square foot cultivation facility (the “MillPro Facility”) on approximately 86-acres, which will be used for the cultivation of tomatoes. The acquisition included an additional 4.88-acre property with a 21-room employee housing building, which is a key strategic benefit for attracting the necessary labor to operate the greenhouse. As part of the transaction, the Trust agreed to fund the replacement of Energy Curtains for $534,430. Simultaneous with the acquisition, PW MillPro entered into a 10-year “triple-net” lease (the “MillPro Lease”) with Millennium Produce of Nebraska LLC (“MillPro”), a subsidiary of Millennium Sustainable Ventures Corp., of which David Lesser is CEO and Chairman. MillPro will operate the MillPro Facility for the sustainable cultivation of tomatoes. The lease requires MillPro to pay all property related expenses including maintenance, insurance and taxes. The MillPro Lease is structured to provide an annual straight-line rent of approximately $1,099,387, representing an estimated yield on costs of 11%.

Mr. Lesser commented on the recent acquisition, “The Nebraska transaction was funded using the Trust’s debt facility with a 5.52% interest rate, representing a significant investment spread to our cost of capital relative to traditional real estate asset classes. Assuming no value is assigned to the employee housing facility or the extra land for expansion, Power REIT’s cost basis for the greenhouse is approximately $8.81 per square foot and represents a substantial discount to replacement cost. This should help our tenant operator which is focused on becoming a large-scale low-cost tomato producer. This acquisition diversifies our exposure to the cannabis industry gyrations while continuing our focus on the benefits of Controlled Environment Agriculture in the form of greenhouses.”

LEASING AND TENANT ACTIVITY

On January 1, 2022, Power REIT’s subsidiary, (PW CO CanRE Walsenburg LLC), entered into a lease amendment with Walsenburg Cannabis LLC amended (the “Walsenburg Lease Amendment”) to provide $625,000 funding to add processing space and equipment that will be housed on the one Property owned by Power REIT pursuant to a sublease with Power REIT’s tenant. The Walsenburg Lease Amendment reflects a ten-year term with no renewal options and is structured to provide an annual straight-line rent of approximately $120,000.

On January 1, 2022, Power REIT’s subsidiary, (PW CO CanRE Grail LLC) entered into a triple-net lease (the “Sandlot Lease”) with a new tenant, The Sandlot, LLC (“SL Tenant”), which replaces a prior tenant at this property who vacated the property in November 2021. The Sandlot Lease is a 20-year term and provides four, five-year extension options. Power REIT’s total commitment to this project is approximately $2,432,000. The Sandlot Lease also has financial guarantees from affiliates of the SL Tenant, which intends to operate as a licensed cannabis cultivation and processing facility. The annual straight-line annual rent is approximately $462,000.

On January 15, 2022, Power REIT’s subsidiary, (“PW CanRE Cloud Nine”) filed for the eviction of Cloud Nine LLC (“Cloud Nine”) for its failure to pay rent. On February 11, 2022 the court granted a Writ of Restitution for the eviction of Cloud Nine who has appealed the eviction ruling and filed counterclaims against PW CanRE Cloud Nine. The appeal is currently pending and Cloud Nine has posted a $25,000 bond. PW CanRE Cloud Nine has filed a motion to increase the bond to an amount that reflects the back rent due.

On March 1, 2022, the Sweet Dirt Lease was amended (the “Sweet Dirt Lease Second Amendment”) to provide funding in the amount of $3,508,000 to add additional items to the property improvement budget for the construction of a Cogeneration / Absorption Chiller project to the Sweet Dirt Property. The term of the Sweet Dirt Lease Second Amendment is coterminous with the original lease and is structured to provide an annual straight-line rent of approximately $654,000.

PORTFOLIO

Power REIT’s portfolio currently comprises:

●	22 Controlled Environment Agriculture (CEA) properties (greenhouses) totaling more than 2,100,000 square feet;

●	7 solar farm ground leases totaling 601 acres; and

●	112 miles of railroad property.

Capital MARKETS ACTIVITY

As previously announced, Power REIT entered into a Debt Facility with initial availability of $20 million with a 5.52% fixed interest rate. As of March 31, 2022, $11,500,000 was drawn on the Debt Facility.

Subsequent events

As previously disclosed, On April 1, 2022, Power REIT’s wholly owned subsidiary (“PW Marengo”), filed a Complaint, Petition for Writ of Mandamus and Jury Demand against the Marengo, Michigan. The Complaint was filed in the United States District Court – Western District of Michigan – Southern Division and the Case Number is: 1:22-cv-00321. The Complaint is an action for equitable, declaratory and injunctive relief arising out of Township’s false promises, constitutional violations by the Township’s deprivation of Plaintiffs’ civil rights through its refusal and failure to comply with its own ordinances and state law as well as a common dispute resolution mechanism. On April 7, 2022 PW Marengo filed a motion for an expedited hearing and on April 21, 2022 a reply brief was filed. We are awaiting a ruling from the court.

On April 8, 2022, JKL2 Inc., Chelsey Joseph, Alan Kane and Jill Lamoureux filed a complaint in District Court, Crowley County Colorado (Case Number: 2022CV30009) against PW CO CanRe JKL LLC, Power REIT and David H. Lesser (the “Power REIT parties”) and Crowley County Builders, LLC and Dean Hiat (the “CC Parties”). The complaint is seeking a judgement against the Power REIT Parties for (i) fraudulent inducement and (ii)breach of duty of good faith and fair dealing and (iii) civil conspiracy and (iv) unjust enrichment. On April, May 2, 2022, PW CO CanRe JKL LLC commenced an eviction process against JKL2 Inc. for failure to pay rent when due and will be counter-claiming, seeking damages for unpaid rent.

DISTRIBUTIONS

During the three months ended March 31, 2022, the Trust paid quarterly dividends of approximately $163,000 ($0.484375 per share) on Power REIT’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock., which was payable on March 15, 2022 to shareholders of record on February 15, 2022.

UPDATED INVESTMENT PRESENTATION

Power REIT has posted an updated investor presentation which is available using the following link: https://www.pwreit.com/investors

STATEMENT ON SUSTAINABILITY

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture facilities with a focus on greenhouses, Renewable Energy and Transportation.

CEA facilities in the form of greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. greenhouses use 90% less water than field grown plants, and Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s. To date, the FDA has not approved a marketing application for cannabis for the treatment of any disease or condition.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 homes on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

ABOUT POWER REIT

Power REIT, with a focus on the “Triple Bottom Line” and a commitment to people, planet and profit, is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture in the form of greenhouses for the cultivation of food and cannabis.

Additional information about Power REIT can be found on its website: www.pwreit.com

Cautionary Statement About Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

Non-GAAP Financial Measures

This document contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including the measure identified by us as Core Funds From Operations Available to Common Shares (“Core FFO”). Management believes that Core FFO is a useful supplemental measure of the Trust’s operating performance. Management believes that alternative measures of performance, such as net income computed under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Trust’s asset portfolio and inappropriately affect the comparability of the Trust’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including non-cash, stock-based compensation expense. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Trust believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Trust to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Trust’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than we do, and that as a result the Trust’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

RECONCILIATION NET INCOME TO CORE FFO

Management believes that Core FFO is a useful supplemental measure of the Trust’s operating performance. Management believes that alternative measures of performance, such as net income computed 56 under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Trust’s asset portfolio and inappropriately affect the comparability of the Trust’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including stock-based compensation expense amortization and certain up front financing costs. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Trust believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Trust to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Trust’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than Power REIT do, and that as a result, the Trust’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

A reconciliation of our Core FFO to net income for the three months ended March 31, 2022, and 2021 is included in the table below:

CORE FUNDS FROM OPERATIONS (FFO)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$1,985,516	$1,820,927

Net Income	$997,880	$1,108,128
Stock-Based Compensation	109,100	66,158
Interest Expense - Amortization of Debt Costs	21,976	8,527
Amortization of Intangible Lease Asset	104,172	59,285
Amortization of Intangible Lease Liability	(9,925)	-
Depreciation on Land Improvements	288,537	196,051
Core FFO Available to Preferred and Common Stock	1,511,740	1,438,149

Preferred Stock Dividends	(163,207)	(163,210)

Core FFO Available to Common Shares	$1,348,533	$1,274,939

Weighted Average Shares Outstanding (basic)	3,367,531	2,755,502

Core FFO per Common Share	0.40	0.46

Growth Rates:
Revenue	9%
Net Income	-10%
Core FFO Available to Common Shareholders	6%
Core FFO per Common Share	-13%

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com